Adamis Pharmaceuticals, Corporation 10-Q

 Exhibit 10.3

*** Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed. Such omitted information is indicated by brackets (“[…***…]” in this exhibit. ***

LICENSE AGREEMENT

This License Agreement (“Agreement”) is entered into by and between Matrix Biomed, Inc. (“Licensor”), a Delaware corporation having a place of business at 2301 Dupont Drive, Suite 420, Irvine, California 92612, and Adamis Pharmaceuticals (“Licensee”), a Delaware corporation having a principal place of business at 11682 El Camino Real, Suite 300, San Diego, California 92130. Licensor and Licensee may be referred to herein individually as a “Party” or collectively as the “Parties”.

RECITALS

A.            Licensor has built a portfolio of intellectual property for the use of the drug Tempol for [***] (“Tempol”) in various.

B.            Licensor will license patents and know-how that relate to using the drug Tempol for COVID-19 infection, respiratory syncytial virus infection, influenza infection, and asthma, as well as a therapeutic for radiation-induced dermatitis.

C.            Licensee is a specialty biopharmaceutical company focused on developing and commercializing pharmaceutical products.

D.            Licensee wishes to acquire a world-wide, exclusive*, license to the Licensed Patents and Related Know How (as defined below) solely for the purpose of developing, producing and selling Licensed Products within the Licensed Field of Use (as defined below).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.            Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

1.1	“Affiliate” means any person or entity that owns or controls, is owned or controlled by, or is under common control with the Licensee, where, for purposes of this definition, the term “control” means the possession, direct or indirect, or the powers to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.

1.2	“Claim” shall, unless otherwise specified, mean an issued claim in any of the patents licensed hereunder which read on the Licensed Product, which claim has not lapsed, been disclaimed, cancelled or become abandoned and which claim has not been declared invalid or unenforceable by a final decision of a court of competent jurisdiction or other appropriate body of competent jurisdiction and which decision is not subject to appeal or reversal by a higher court or body.

1.3	“Confidential Information” means all information concerning the business and proprietary affairs of a Party which a reasonable person would understand to be confidential, including, without limitation, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, devices, inventions, discoveries, concepts, ideas, designs, methods and information); provided, however, that Confidential Information shall not include (a) information that is in the public domain at the time it is disclosed to a receiving Party or enters the public domain through no fault of a receiving Party; (b) information lawfully obtained by a receiving Party from a third party not in breach of any obligation of confidentiality or non-use to a disclosing Party; (c) information already known to a receiving Party at the time of disclosure by a disclosing Party as shown by contemporaneous documentation acknowledging same; and (d) information furnished to others by a Party intended not to have restriction on disclosure.

1.4	“Effective Date” means the date this Agreement has been signed by all Parties hereto.

1.5	“IND” means Investigational New Drug application relating to the use of Tempol in the Licensed Field of Use that is owned or controlled by Licensor.

1.6	“Insolvent” and “Insolvency” means the inability of a person to pay their debts as such debts become due in the ordinary course of business.

1.7	“Licensed Field of Use” means the use of the drug Tempol for COVID-19 infection, respiratory syncytial virus infection, and influenza infection, asthma, as well as a therapeutic for radiation-induced dermatitis.

1.8	“Licensed Patent(s)” means (i) the patent and patent application listed on Exhibit A, hereto, for using the drug Tempol for the License Field of Use, as defined in Section 1.7; and (ii) any patents licensed from [***] pursuant to [***] attached hereto as Exhibit B, for [***].

1.9	“Licensed Product(s)” shall mean any product, device, system, apparatus, kit, component, method, procedure, application, process or service the manufacture, use, sale, offer for sale, commercialization, exploitation, disposition, practice or import which is the subject of the licenses granted in this Agreement within the Licensed Field of Use or utilizes the Related Know How.

1.10	“Licensed Territory” means the world.

1.11	“Net Sales” means the gross invoice sales price or other gross consideration received from the Sale of Licensed Products by Licensee, less (a) sales, transfer, and all other taxes or excises; (b) returns and refunds; (c) discounts, allowances and/or rebates; and (d) commissions paid to selling agents. For clarity, Net Sales does not include Licensed Products that are Otherwise Disposed Of.

1.12	“Non-affiliate” shall mean any person or entity that is not otherwise the Licensee or an Affiliate.

1.13	“Otherwise Disposed Of” means not Sold, but delivered to others without receipt of any consideration such as when product is distributed for use in research, product development, clinical or other experimental non-commercial trials.

1.14	“Prosecution Matters” mean those steps taken in an effort to have a patent registration issued by the relevant registration authority, including, without limitation, the drafting and filing of the initial application and the drafting and filing of any responses to office actions or other communications from the relevant registration authority.

1.15	“Regulatory Body” means a governmental body such as the United States Food and Drug Administration or other legally-recognized entity that must approve or otherwise license the manufacture, use, testing or sale of a Licensed Product in any jurisdiction in the Licensed Territory.

1.16	“Related Know How” shall mean Licensor’s unpatented know how, technical data, Trade Secrets, or other information of any kind, owned or licensed by Licensor, which is directly within the Licensed Field of Use, but which is not the subject of an issued patent within the Licensed Patents.

1.17	“Sale” or “Sold” means to sell or lease for consideration Licensed Products.

1.18	“Tempol” means [***].

1.19	“Trade Secrets” means data, formulae, compositions, processes, graphs, samples, forms, inventions and ideas, existing vendor and supplier lists or prospective vendor and supplier lists, pricing and cost data, market studies, business plans, computer software and programs (including object code and source code), database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented.

2.            Term and Termination.

2.1	Term. This Agreement shall become effective as of the Effective Date. Unless terminated earlier in accordance with this Section 2, this Agreement shall terminate on the expiration of the last to expire of the patents licensed herein, or if later on the abandonment of the last to be abandoned patent application licensed herein (such period of time from the Effective Date until the date of termination being referred to herein as the “Term”). For the purpose of this Agreement, “abandonment” is defined with reference to 37 C.F.R. Sections 1.135, 1.138 or any applicable equivalent foreign patent provisions.

2.2	Termination by Licensor. In addition to its rights to enforce the provisions of any other Section of this Agreement, Licensor shall have the right, at its option, to terminate this Agreement, in accordance with the procedures set forth in Section 2.5, on the occurrence of any one or more of the following events after delivery to Licensee of a written notice specifying such event and the passage of the applicable cure periods specified herein or in the absence of specified cure periods, the failure to remedy such breach within [***] of notice thereof:

2.2.1	On the material breach of or default of this Agreement by Licensee; or

2.2.2	If Licensee fails to [***].

2.2.3	For purposes of Section 2.2.1, a material breach or default of this Agreement shall include, but not be limited to, each of the following: (i) Licensee attempts to [***]; (ii) or failure by Licensee to [***].

2.3	Termination by Licensee.

2.3.1	In addition to its rights to enforce the provisions of any other Section of this Agreement, Licensee shall have the right, at its option, to terminate this Agreement, in accordance with the procedures set forth in Section 2.5, on Licensor’s material breach and Licensor’s failure to remedy any such material breach within [***] after written notice thereof by Licensee.

2.3.2	In addition, without limiting the forgoing and notwithstanding anything to the contrary, including Section 2.5 below, Licensee may within its sole discretion terminate this Agreement at any time without cause or for its own convenience upon providing [***] written notice to Licensor. Upon such a termination for convenience or without default, the Licensee may cease the payment of any future payments or fees under this Agreement; provided, however, that Licensee shall remain liable for any pre-termination obligations under this Agreement.

2.4	Termination Upon Licensee Failing to [***]. Licensee hereby covenants and agrees that it shall [***]. In the event of any breach under this Section 2.4 [***] provided, however, that Licensee shall remain liable for any pre-termination obligations under this Agreement.

2.5	Exercise of Rights by Terminating Party. With the exception for Section 2.4 herein, the Party terminating this Agreement (the “Terminating Party”) may exercise its right of termination, only after giving all notices described herein and the expiration of all cure periods, if any, by giving the other Party, or its trustees, receivers or assigns, as the case may be (the “Non-Terminating Party”), [***] prior written notice of such Terminating Party’s election to terminate (unless a shorter or longer period is specified in a provision of this Agreement). Such notice shall include a brief description of the basis for such termination, but any inadequacy in the description claimed by the Non-Terminating Party will not be cause to deny a termination. On expiration of such period, this Agreement shall automatically terminate, unless the Non-Terminating Party has elected to pursue the resolution of any controversy in accordance with Section 11 hereof within the applicable cure period, in which event the question of whether the Terminating Party is entitled to terminate this Agreement shall be determined by the dispute resolution process as provided in Section 11 and this Agreement shall not be terminated by the Terminating Party until such process has finally determined that the Terminating Party is entitled to terminate this Agreement.

2.6	Effect of Termination. Upon termination of this Agreement by either Party or due the expiration of the Term, all license rights granted hereunder will terminate and all rights to use the drug Tempol in the Licensed Field of Use will revert back to Licensor.

3.            Licenses.

3.1	License Grants. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, an exclusive* royalty-free license under the Licensed Patents and Related Know-How, solely within the Licensed Field of Use, in order to make, have made, use, offer to sell, sell, import, manufacture, practice and otherwise exploit, dispose of and commercialize the Licensed Products solely within the Licensed Field of Use in the Licensed Territory.

Licensor will solely own any and all patents and patent applications related to Tempol that are now existing or derived from work under this Agreement. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, an exclusive royalty-free license to any patent and patent applications derived from work under this Agreement and an exclusive royalty-free license in the Related Know-How to the extent not otherwise within the scope of the exclusive grant to the patent and patent applications derived from work under this Agreement, in order to make, have made, use, offer to sell, sell, import, manufacture, practice and otherwise exploit, dispose of and commercialize the Licensed Products solely within the Licensed Field of Use in the Licensed Territory.

*As used herein “exclusive” excludes [***].

3.2	Sublicensing. The Licensee may not sublicense the license it is granted hereunder without the express written consent of the Licensor, which may be withheld or granted in its sole discretion. Any sublicense of this license granted hereunder must be pursuant to a separate written agreement signed by both the Licensor and the Licensee.

4.            Initial Obligations of the Parties.

4.1	Licensee.

4.1.1	Cash License Fee. In consideration for this license Licensee shall pay Licensor a onetime, non-refundable upfront payment (the “Cash License Fee”) of Two Hundred Fifty Thousand U.S. Dollars ($250,000.00) payable upon execution of this Agreement by both Parties. The date Licensor receives the Cash License Fee is the “Effective Date”. The Cash License Fee is not refundable, not creditable, and not an advance against any fees, royalties, or other monies required to be paid under the terms of this Agreement.

4.1.2	Stock License Fee. On the Effective Date Adamis will issue Matrix One Million (1,000,000) shares of its Series B Convertible Preferred Stock, with standard restrictive legends (the “Stock Fee”). The rights and preferences of the Series B Preferred Stock are set forth on Exhibit C, and such shares will be converted into shares of Adamis common stock. The Company will make all reasonable efforts necessary to ensure a Capital Event occurs no later than [***].

The Stock Fee is not refundable, not creditable, and not an advance any fees, royalties, or other monies required to be paid to Matrix under the terms of this Agreement.

4.1.3	Payment of Expenses by Licensee. Licensee will be responsible for funding the preclinical and clinical development related to the use of the drug Tempol for the Licensed Field of Use under the license granted by this Agreement (the “Company Expenses”).

4.2	Licensor. Within [***] of receipt of the License Fee; Licensor shall provide the Licensee with Good Manufacturing Practice (GMP) Tempol for preclinical and/or clinical studies within the Field of Use. The Licensee will have immediate access to the information in the IND and all required regulatory documents within the Field of Use and will be able to reference all such filings and materials and any data referenced therein.

Licensee will purchase GMP-grade Tempol necessary for any preclinical or clinical work, as well as for any use in any Licensed Products, exclusively from the Licensor. The cost of the drug will be [***]. If Licensor becomes unable to provide GMP grade Tempol to Licensee for any purpose under this Agreement or licensee can produce Tempol more cost effectively, then Licensee has the right to manufacture, or have manufactured, GMP grade Tempol using a third party of their choosing. In the event Licensee is required to use a third-party manufacturer for GMP-grade Tempol under this Section, then Licensor agrees to provide Licensee with any know-how, trade secrets or other technical assistance required or useful to manufacture GMP grade Tempol.

Licensor will transfer for Licensee’s future clinical trials for [***] for [***] patients [***], enough GMP-grade Tempol to conduct a clinical trial for [***], at a total cost of [***] to be paid by Licensee [***].

5.             Government Approvals; Conduct of Studies. Except as set forth in Section 6 herein, Licensee will be responsible for the filings, costs and other matters related to establishing compliance of the Licensed Products with all current and future laws, statutes, rules and regulations of any Regulatory Body. Without limiting the generality of the foregoing, all studies, research and testing done by or on behalf of Licensee or Licensor, its Affiliates under this Agreement shall be performed in compliance with any applicable federal, state or local laws, rules, policies and regulations governing the conduct of the studies, research and testing.

6.             Joint Research and Development Steering Committee. Licensor and Licensee shall form a Steering Committee that will meet and confer regularly, but no less than [***], to discuss technical, regulatory, clinical and business issues related to the development, testing and approval of Licensed Products. The Licensor and Licensee shall each appoint [***].

At each Steering Committee meeting the participants shall review [***]. All material decisions related to the testing and development of a Licensed Product under the terms of this Agreement must be approved by [***] including, but not limited to, decisions related to [***]. Meetings can be held in person, telephonically or by teleconference; meeting notices must be given no less than [***] in advance. At least [***] Steering Committee members must be present for a quorum to exist, however, all votes taken when less than all members are present must be [***].

As part of the expenses related to the development of the drug Tempol within the Licensed Field of Use, all members of the Steering Committee will receive compensation for all travel expenses.

7.             Prosecution, Infringement and Enforcement.

7.1	Prosecution and Maintenance of Licensed Patents in the United States. Licensor shall have the sole right to file, prosecute and maintain all Licensed Patents and Licensor Patents and patent applications for Licensed Patents and Licensor Derived Patents in the United States and worldwide.

7.2	Infringement and Enforcement Actions.

7.2.1	Each Party shall notify the other Party of any suspected infringement(s) of the patents licensed hereunder or Related Know-How and shall inform the other Party of any evidence of such infringement(s).

7.2.2	[***] shall control any litigation, claim, action or proceeding it initiates, including the selection of counsel. [***] may retain additional counsel of its own selection and at its own expense to observe the litigation and to advise or assist [***]. [***] and its counsel will cooperate with and seek the input of [***] in such matters.

7.2.3	[***] may settle with an infringer without the prior approval of [***] (with such approval not to be unreasonably withheld or delayed) if such settlement would prejudice the rights of [***].

7.2.4	Each Party will provide the other with reasonable cooperation in any and all litigation matters or other claim, action or proceedings arising from or relating to the licensed and licensable patents and Related Know How subject to this Agreement.

8.       Confidentiality.

8.1	Protected Information. Each Party shall regard and preserve as confidential all Trade Secrets and other Confidential Information pertaining to the other Party that has been or may be obtained by a Party by reason of this Agreement. Except in accordance with this Agreement, a Party shall not disclose, use for its own benefit or purpose, deliver, reproduce or in any way allow any Trade Secrets or Confidential Information to be delivered to, or used by, any third party without the specific written direction or written consent of a duly authorized representative of the disclosing Party. During or after the termination of this Agreement, no Party shall publish, release or otherwise make available to any third party any information describing any Trade Secret, or for a period of [***] other Confidential Information without prior specific written authorization of the Disclosing Party. Except as required by this Agreement, a Party shall not appropriate, retain or copy any Confidential Information or Trade Secrets of another Party.

8.2	Compelled Disclosure. In the event a receiving Party is required by legal process or applicable law (such as the Federal or California’s Freedom of Information Acts or other similar “sunshine” acts or provisions) to disclose such Trade Secrets or Confidential Information, a receiving Party shall provide the disclosing Party with prompt notice of such request or requirement in order to enable the disclosing Party (a) to seek an appropriate protective or other remedy; or (b) to consult with the receiving Party with respect to the disclosing Party’s taking steps to resist or narrow the scope of such request or legal process. The receiving Party that is subject to the disclosure request or requirement shall always seek to disclose only that portion of the disclosed information that is legally required to be disclosed.

9.       Royalty Payments.

9.1	Minimum Annual Royalty Payment. There is no minimum annual royalty or other minimum annual payment due Licensor by Licensee under this Agreement.

9.2	Profit Sharing. The Parties shall divide Profits from the sales of Licensed Products(s) equally. As used herein Profit is defined as Net Sales less reasonable costs incurred by Licensee for manufacturing, marketing and distribution of Licensed Products, either directly or through an intermediary. [***] expenses shall include, but are not limited to the costs for [***]. Payments to the Licensor shall be made quarterly beginning [***] and shall include [***].

9.3	Books and Records. The Licensee will keep books and records accurately showing all payments due the Licensor and all Licensed Products developed, manufactured, used, offered for Sale, imported, Sold, and/or otherwise exploited under the terms of this Agreement, and provide such reports to the Licensor quarterly. The books and records will also include detailed entries for [***] incurred by [***], with sufficient detail to ensure all [***] were directly related [***]. Such books and records will be preserved for at least [***] after the date of the payment to which they pertain and will be open to examination by representatives or agents of the Licensor during regular business hours to determine their accuracy and assess the Licensee’s compliance with the terms of this Agreement. The fees and expenses of performing the examination will be paid by the Licensor. If, however, an error in Profits of more than [***] of [***] is discovered or any other material term of this Agreement is discovered to have been breached, the Licensee shall bear the cost of the examination. The Licensee shall remit any underpayment to the Licensor within [***] days of the examination results; likewise, the Licensor shall remit any overpayments to Licensee within [***] of the examination results.

10.           Mutual Indemnification. Licensee and Licensor shall indemnify and hold each other and its officers, directors, agents and employees harmless from and against any and all costs, expenses, settlements and judgments, including reasonable attorneys’ fees, and costs and expenses incidental thereto (an “Action”) which may be suffered by, accrued against, charged to or recoverable from the indemnified party or any of its officers, directors, agents or employees, arising out of any personal injuries, death or tangible property damage liability claim related to the manufacture, distribution or use of any Licensed Product or the practicing of the Licensed Patents, except to the extent such claim arises out of a breach of this Agreement by each Party or out of the gross negligence or willful misconduct of each Party, its officers, directors, employees or agents.

11.           Dispute Resolution.

11.1	Negotiation. In the event of any dispute arising out of or in connection with this Agreement, as a condition precedent to any further action brought by either Licensor or Licensee against the other, the aggrieved party (“Aggrieved Party”) shall give the other party (the “Non-Aggrieved Party”) written notice of the matter which the Aggrieved Party considers to be in dispute. The notice will describe the issue in dispute in reasonable detail to apprise the Non-Aggrieved Party about the issue in dispute. Within [***] of the receipt of the notice (“Notice Date”) delivered in accordance with the notice provisions of this Agreement, Chief Executive Officer of Licensor and the Chief Executive Officer of Licensee will meet (either telephonically or in person) in an attempt to resolve the dispute. The parties to this Agreement agree that they will make reasonable effort to resolve the dispute within [***] of the Notice Date so as to avoid arbitration as herein provided. If the dispute is not fully settled by negotiation among the parties as provided in this section within [***], then the condition precedent to arbitration shall be deemed satisfied and the dispute (to the extent not resolved) may be submitted to arbitration as herein provided. For clarity, any documents, discussions and partial settlements exchanged or agreed upon in the negotiations for settlement of the dispute may be admitted or provided to the arbitrators as evidence or statement of facts and position in any arbitration.

11.2	Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the application of principles of conflicts of law. Any disputes between the parties relating to this Agreement shall be resolved by binding arbitration before the American Arbitration Association in Los Angeles pursuant to its Commercial Arbitration Rules, then in effect.

Notwithstanding anything to the contrary in the Rules, the Licensee and Licensor agree that the place of arbitration will be in the Los Angeles County, California and each waives any objection to that venue for the arbitration for any action that arises out of the arbitration. The choice of law used in the interpretation of this Agreement shall be governed by the general laws of the United States with respect to any intellectual property issues and any other issues under this Agreement and, to the extent that such United States law is not clearly defined or is not applicable, then by the laws of the State of California.

12.           Export Controls. Licensor and Licensee will each comply with all applicable United States or foreign export or import laws and regulations in connection with the licensing of any of the patents and patentable technology and Related Know How, Sale of the Licensed Products or sub-license of any technology or technical data relating to the Licensed Products.

13.           Assignment. This Agreement, including its rights and obligations, may not be assigned by a Party without the prior written consent of the Licensor, which consent will be in the sole discretion of Licensor. Notwithstanding the foregoing prohibition, Licensee may, without the consent of Licensor, merge into, consolidate with, or transfer substantially all of its assets, business or stock to any entity, so long as the successor-surviving entity in any such merger, consolidation, reorganization or transfer, assumes in writing the Licensee’s obligations of this Agreement. Such merger, consolidation, reorganization or transfer shall not constitute a breach of this Article or default under this Agreement.

14.           Miscellaneous.

14.1	Severability. The Parties agree that if any part, term, or provision of this Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby.

14.2	Survival. Sections 2, 8, 9, 10, 11 and 14 shall survive expiration or termination of this Agreement.

14.3	Notices. All notices under this Agreement shall be deemed to have been fully given when done in writing, with reference to this Agreement, and when (a) delivered personally; (b) five (5) days after having been sent by United States mail, registered or certified, return receipt requested, postage prepaid; or (c) one (1) day after deposit with a nationally recognized commercial overnight carrier, with written verification of receipt. Communications or notices by other means such as e-mail shall only be effective when received and the sending or notifying party shall have the burden of proving receipt of such communication. All communications will be sent to the addresses or facsimile numbers set forth below or to such other address as may be designated by a Party by giving written notice to the other Party.

If to Licensor:	Matrix Biomed, Inc.
2301 Dupont Drive
Irvine, CA 92612
	Tel:	[***]
	E-mail:	[***]

with a copy to (which shall not constitute notice hereunder):

[***]
Attn: [***]
	Fax:	[***]
	E-mail:	[***]

If to Licensee:	Adamis Pharmaceuticals, Inc.
11682 El Camino Real, Suite 300
San Diego, CA 92130
Attn: Dr. Dennis J. Carlo, President
	Tel:	(858) 997-2400
	E-mail:	[***]

with a copy to (which shall not constitute notice hereunder):

[***]
Attn: [***]
	Fax:	[***]
	E-mail:	[***]

14.4	Public Statements. Neither Party will issue any news release, publicity, advertising or other form of public announcement relating to this Agreement without the prior written approval of the other Parties which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Licensee may make any required public announcement without the prior written approval of any other Party which relates to its business, the terms of this Agreement, and the patents and Related Know How subject to this Agreement as required by law or determined to be in the best interests of the Licensee to comply with any and all disclosure laws applicable to the Licensee.

14.5	Entire Agreement, Amendment. This Agreement, along with the referenced Research Agreement and other agreements referred to herein, represents the entire understanding between the Parties, and supersedes all other agreements, express or implied, among the Parties concerning the subject matter hereof. A provision of this Agreement may be altered or amended only by a writing signed by the Parties.

14.6	Waiver. No waiver by a Party of any breach of this Agreement, no matter how long continuing or how often repeated, shall be deemed a waiver of any subsequent breach thereof, nor shall any delay or omission on the part of a Party to exercise any right, power, or privilege hereunder be deemed a waiver of such right, power or privilege.

14.7	No Agency. The relationship among the Parties is that of independent contractors. Except as otherwise stated herein, neither Party shall be deemed to be an agent of the other in connection with the exercise of any rights hereunder, and neither shall have any right or authority to assume or create any obligation or responsibility on behalf of the other.

14.8	Construction. This Agreement shall not be construed more strictly against a Party than any other by virtue of the fact that it may have been prepared by counsel for one of the Parties, it being recognized that all Parties have contributed substantially and materially to the preparation of this Agreement.

14.9	Counterparts. This Agreement may be executed simultaneously in more than one (1) counterpart, and each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. The Agreement will be considered executed when original signatures have been exchanged or when signatures have been exchanged via facsimile or electronic transmission, including, without limitation, signatures delivered in portable document format (.pdf).

14.10	Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this License Agreement effective as of the day and year first above written.

“LICENSOR”

Matrix Biomed, Inc.
a Delaware corporation

By:	/s/ Allyn Burroughs
Allyn Burroughs, Chairman

“LICENSEE”

Adamis Pharmaceuticals, Inc.
a Delaware corporation

By:	/s/ Dennis J. Carlo
Dennis J. Carlo, CEO and President

[SIGNATURE PAGE TO LICENSE AGREEMENT]

EXHIBIT A

TEMPOL PATENT AND PATENT APPLICATION

[***]